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                                EXHIBIT 21

                        SUBSIDIARIES OF REGISTRANT
                          as of December 31, 1997
   (excluding inactive subsidiaries and low income housing investments)

     1.   Old Kent Bank
          Jurisdiction of Incorporation: Michigan

     2.   Old Kent Bank, National Association
          Jurisdiction of Incorporation: United States of America

     3.   Vanguard Financial Service Corp.
          Jurisdiction of Incorporation: Illinois

     4.   Old Kent Brokerage Services, Inc.
          Jurisdiction of Incorporation: Michigan

     5.   Old Kent Mortgage Services, Inc.
          Jurisdiction of Incorporation: Michigan

     6.   Old Kent Mortgage Company
          Jurisdiction of Incorporation: Michigan

     7.   Old Kent Insurance Group, Inc.
          Jurisdiction of Incorporation: Michigan

     8.   GHA National Agency, Inc.
          Jurisdiction of Incorporation: Michigan

     9.   Old Kent Financial Life Insurance Company
          Jurisdiction of Incorporation: Arizona

     10.  National Pacific Mortgage Company
          Jurisdiction of Incorporation: California

     11.  Republic Mortgage Corp.
          Jurisdiction of Incorporation: Utah

     12.  Old Kent Capital Trust I
          Jurisdiction of Incorporation: Delaware

     13.  Lyon Street Asset Management Company
          Jurisdiction of Incorporation:  Michigan

     14.  Old Kent Investment Corporation
          Jurisdiction of Incorporation: Nevada